LEASE AGREEMENT

This Lease Agreement ("Lease") is made and effective this October 1st 1999 by and between Apus Capital Corp ("Landlord") and 24 hr Auction Inc ("Tenant," whether one or more). This Lease creates joint and several liability in the case of multiple Tenants.

1. PREMISES.

Landlord hereby rents to Tenant and Tenant accepts in its present condition the premises at following 2009 Iron St.

2. TERM.

The term of this Lease shall start on October 01 1999, and end on the September 30, 2000.

3. RENT.

Tenant agrees to pay, without demand, to Landlord as rent for the office the sum of $250.00 per month in advance on the first day of each calendar month,. Landlord may impose a late payment charge of $25.00 per day for any amount that is more than five (5) days late. Rent will be prorated if the term does not start on the first day of the month or for any other partial month of the term.

4. SECURITY DEPOSIT.

Upon execution of this Lease, Tenant deposits with Landlord $250.00 as security for the performance by Tenant of the terms of this Lease to be returned to Tenant, with intrest, following the full and faithful performance by Tenant of this Lease. In the event of damage to the office caused by Tenant or Tenant's family, agents or visitors, Landlord may use funds from the deposit to repair, but is not limited to this fund and Tenant remains liable.

27. ENTIRE AGREEMENT.

This Lease shall constitute the entire agreement between the parties. Any prior understanding or representation of any kind preceding the date of this Lease is hereby superseded. This Lease may be modified only by a writing signed by both Landlord and Tenant.

28. NOTICES.

Any notice required or otherwise given pursuant to this Lease shall be in writing; hand delivered, mailed certified return receipt requested, postage prepaid, or delivered by recognized overnight delivery service, if to Tenant, at the House and if to Landlord, at the address for payment of rent.

IN WITNESS WHEREOF, the parties have caused this Lease to be executed the day and year first above written.


24  HR AUCTION INC                                    APUS CAPITAL CORP

By _________/s/__________________________       By  ______/s/___________________
Title President                                 Title President

Date October 1, 1999                            Date October 1, 1999